UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2013

Five Prime Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36070	26-0038620
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Corporate Drive South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 365-5600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 17, 2013, the Board of Directors (the “Board”) of Five Prime Therapeutics, Inc. (the “Company”) appointed Aron Knickerbocker to serve as a Class II member of the Board with a term expiring at the annual meeting of stockholders to be held in 2015. Mr. Knickerbocker currently serves as Senior Vice President and Chief Business Officer of the Company.

There are currently no arrangements or understandings between Mr. Knickerbocker and any other person pursuant to which Mr. Knickerbocker was appointed as a member of the Board.

The Board has not appointed Mr. Knickerbocker to any committees of the Board at this time.

There are currently no transactions in which Mr. Knickerbocker has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Knickerbocker, as an employee of the Company, is not eligible to receive any compensation with respect to his service as a member of the Board or any of its committees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Five Prime Therapeutics, Inc.

By:	/s/ Francis Sarena
Francis Sarena Senior Vice President, General Counsel & Secretary

Dated: October 23, 2013

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